  As filed with the Securities and Exchange Commission on October 1, 1997.
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          -------------------------


                          THE RECOVERY NETWORK, INC.
                (Name of Small Business Issuer in Its Charter)

               Colorado                           7812                     39-173-1029
  (State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)     Identification No.)


                                1411 5th Street
                                   Suite 250
                        Santa Monica, California 90401
                                (310) 393-3979
         (Address and Telephone Number of Principal Executive Offices)
                          -------------------------


                               WILLIAM D. MOSES
                     President and Chief Executive Officer
                          The Recovery Network, Inc.
                                1411 5th Street
                                   Suite 250
                        Santa Monica, California 90401
                                (310) 393-3979
           (Name, Address and Telephone Number of Agent For Service)
                          -------------------------


                         Copies of Communications to:

            HENRY I. ROTHMAN, Esq.           ROBERT J. MITTMAN, Esq.
    Parker Chapin Flattau & Klimpl, LLP       Tenzer Greenblatt LLP
         1211 Avenue of the Americas          The Chrysler Building
           New York, New York 10036          New York, New York 10174
           Telephone: (212) 704-6000         Telephone: (212) 885-5000
          Telecopier: (212) 704-6288        Telecopier: (212) 885-5001

                          -------------------------
     Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
                           -------------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                         Proposed             Proposed
                                                          Maximum              Maximum            Amount Of
     Title Of Each Class Of           Amount To       Offering Price          Aggregate          Registration
   Securities To Be Registered       Be Registered    Per Security (1)    Offering Price (1)         Fee
---------------------------------------------------------------------------------------------------------------
Units, each Unit to purchase one
 share of Common Stock, par
 value $.01 per share, and one
 Redeemable Warrant to
 purchase one share of Common
 Stock ...........................      115,000(2)      $ 5.10             $ 586,500       $   177.73
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share, issuable upon exercise of
 the Warrants included in the
 Units (3)   .....................      115,000(4)      $ 5.50              $ 632,500       $  191.67
---------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to
 purchase one share of Common
 Stock (5)   .....................        15,000         $  .001            $      15             (6)
---------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to
 purchase one warrant ............        15,000         $  .001            $      15             (6)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share (7)   .....................        15,000         $ 7.00             $ 105,000        $  31.82
---------------------------------------------------------------------------------------------------------------
Warrants, each to purchase one
 share of Common Stock (7)  ......        15,000         $  .165            $   2,475       $     .75
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
 share (8)   .....................        15,000         $ 9.075            $ 136,125       $   41.25
---------------------------------------------------------------------------------------------------------------
Total Registration Fee........................................................................ $443.22
==============================================================================================================



--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the filing fee.


(2) Includes 15,000 shares of Common Stock which the Underwriter has the option to purchase from the Registrant to cover over-allotments, if any.


(3) Issuable upon exercise of the redeemable warrants to be sold to the public hereunder, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.


(4) Assumes the Underwriter's option to purchase 15,000 additional redeemable warrants to cover over-allotments, if any, has been exercised.


(5) To be issued to the Underwriter at the time of delivery and acceptance of the securities to be sold to the public hereunder.


(6) No fee due pursuant to Rule 457(g).


(7) Issuable upon exercise of the Underwriter's Warrants.


(8) Issuable upon exercise of the warrants underlying the Underwriter's Warrants, together with such indeterminate number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions contained therein.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of units of The Recovery Network, Inc. contemplated in the Registration Statement on Form SB-2 (File No. 333-27787) (the "Prior Registration Statement"), and is filed to (i) increase the number of Units offered in such offering by 100,000 plus 15,000 shares of Common Stock and/or 15,000 Warrants that may be sold pursuant to the Underwriter's over-allotment option and (ii) register (A) 115,000 Units; (B) 115,000 shares of Common Stock included in the Units; (C) 115,000 Warrants included in the Units,
(D) 115,000 shares of Common Stock issuable upon exercise of the Warrants included in the Units; (E)10,000 Underwriter's Warrants, each such Underwriter's Warrant to purchase one share of Common Stock; (F) 10,000 Underwriter's Warrants, and such Underwriter's Warrant to purchase one warrant; (G) 10,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (H) 10,000 Warrants issuable upon exercise of the Underwriter's Warrants; and (I) 10,000 shares of Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Underwriter's Warrants. The contents of the Prior Registration Statement are incorporated herein by reference.

Item 27. Exhibits.

         All exhibits filed with the Registration Statement on Form SB-2 (File No. 333-27787) are incorporated herein by reference and shall be deemed part of this Registration Statement. The following additional exhibits are filed herewith:

Number     Description of Exhibit
--------   -----------------------
 5.2       Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.2       Consent of Arthur Andersen LLP.
23.3       Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes the Registration Statement to be signed on its behalf by the undersigned, in Santa Monica County, State of California, on the 30th day of September, 1997.


                                          THE RECOVERY NETWORK, INC.



                                          By: /s/ William D. Moses
                                            -----------------------------------

                                            William D. Moses
                                            President and Chief Executive
   Officer


     In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates stated.




                 Signature                                         Title                              Date
----------------------------------------------   -------------------------------------------   --------------------
     /s/ George H. Henry                         Chairman of the Board of Directors            September 30, 1997
---------------------------
      George H. Henry

                                                 President, Chief Executive Officer and        September 30, 1997
    /s/ William D. Moses                         Director (principal accounting officer and
---------------------------                      principal financial officer)
      William D. Moses


             *
---------------------------                      Executive Vice President and Director         September 30, 1997
     Donald J. Masters


             *
    -----------------------                     Vice Chairman of the Board of Directors       September 30, 1997
      Nimrod J. Kovacs

               *
    -----------------------                     Director                                      September 30, 1997
           Paul Graf

*By: /s/ George H. Henry
     ----------------------
       George H. Henry
       Attorney-in-fact


                                 EXHIBIT INDEX



Number                                        Description of Exhibit
--------   -----------------------------------------------------------------------------------------------
 5.2       Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.2       Consent of Arthur Andersen LLP.
23.3       Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).